SCHEDULE 14A

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SCHEDULE 14A INFORMATION

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ORTHOLOGIC CORP.

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ORTHOLOGIC ANNOUNCES SALE OF BONE GROWTH STIMULATION BUSINESS TO dj ORTHOPEDICS
FOR $93 MILLION IN CASH

Transaction Expected to Close Before End of 2003

Company Repositions Itself as Pure-Play in Orthobiologics Market

TEMPE, Ariz., Wednesday, October 9, 2003-OrthoLogic Corp. (Nasdaq: OLGC) announced today that it has signed a definitive agreement to sell its bone growth stimulation business to dj Orthopedics, Inc. (NYSE: DJO) for $93 million in cash plus the assumption of certain liabilities.

Completion of the transaction is subject to approval by OrthoLogic stockholders, normal governmental approvals, and customary closing conditions. The transaction is expected to be completed by the end of the year.

After the completion of the transaction, OrthoLogic will emerge as a pure-play orthobiologics drug-development company focused on commercializing several potential therapeutics comprising its Chrysalin® Product Platform. The Chrysalin® Product Platform includes potential products in human clinical trials for fracture repair acceleration (Phase 3) and spinal fusion (Phase 1/2) as well as a third potential product in late-stage pre-clinical development for cartilage defect repair.

“Since 1998, we have focused a great deal of OrthoLogic’s research and development efforts on preclinical and clinical evaluation of unique and innovative Chrysalin-based orthobiologic products,” said Thomas R. Trotter, president and chief executive officer. “We believe that orthobiologics – which can be described as combining innovations in biotechnology with material sciences and tissue biology to utilize the body’s natural capacity to regenerate and repair musculoskeletal tissue – will be a key driver of growth and profitability in the $13 billion orthopedics industry going forward. Furthermore, we believe that Chrysalin-based products represent some of the strongest candidates for commercialization and industry adoption for their respective indications.

“After a great deal of careful consideration of a variety of strategic options available to the company, OrthoLogic’s Board of Directors determined that creating a pure-play orthobiologics company, based around the Chrysalin® Product Platform, was in the best long-term interests of stockholders,” Trotter continued.

“The decision to sell the company’s bone growth stimulation business will provide OrthoLogic with significant additional cash resources, which when added to the current cash position of the company will provide OrthoLogic with more than $120 million in cash and equivalents. We intend to use these funds to accelerate the development of Chrysalin-based products, and seek other orthobiologic technologies that could complement our current development efforts.”

OrthoLogic was advised in this transaction by J.P. Morgan Securities Inc. and received fairness opinions in connection with this transaction from J.P. Morgan Securities Inc. and First Albany Corp.

Conference Call Information

OrthoLogic management will hold a conference call to discuss the announced transaction today at 12 p.m. EDT (9 a.m. Arizona time and PDT). To participate, use the following numbers: 877-715-5321 (domestic) or 973-582-2729 (international). No reservation number is required. A replay of this call will be available beginning today at 2:30 p.m. EDT until October 16, 2003, at 11:59 p.m. To access the replay, dial 877-519-4471 (domestic) or 973-341-3080 (international) and enter the following access code: 4233769.

A live Webcast and Internet replay of the call will be provided, and can be accessed from OrthoLogic’s Web site at www.orthologic.com. Additionally, all StreetEvents subscribers can access the Webcast from www.streetevents.com.

About OrthoLogic Corp.

OrthoLogic is a specialty orthopedic medical company poised to enter the orthobiologics market – one of the most promising areas in the biotech sector.

OrthoLogic’s current commercially available products, all of which are part of the company’s bone growth stimulation business, include the OL1000, approved by the FDA in 1994, which utilizes patented Combined Magnetic Field technology to deliver a highly specific, low-energy signal for the non-invasive treatment of an established nonunion fracture acquired secondary to trauma, excluding vertebrae and all flat bones; and SpinaLogic®, a state-of-the-art device used as an adjunct to primary lumbar spinal fusion surgery for one or two levels, approved by the FDA in late 1999.

For more information, please visit the company’s Web site: www.orthologic.com.

Proxy Statement

OrthoLogic will file a proxy statement and other documents regarding the proposed sale described in this press release with the Securities and Exchange Commission. ORTHOLOGIC STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. A definitive proxy statement will be sent to stockholders of OrthoLogic seeking their approval of the transaction. Investors and security holders may obtain a copy of the proxy statement (when it is available) and any other relevant documents filed by OrthoLogic with the SEC for free at the SEC’s web site, www.sec.gov and at the Investor page of OrthoLogic’s web site, www.orthologic.com. Copies of the proxy statement and other documents filed by OrthoLogic with the SEC may also be obtained free of cost by directing a request to Barbara Dunford, OrthoLogic Corp., 1275 West Washington Street, Phoenix, Arizona 85281; (602) 286-5520.

OrthoLogic and its directors, executive officers and certain of its employees may be deemed to be participants in the solicitation of proxies of OrthoLogic stockholders in connection with the proposed transaction. Such individuals may have interests in the transaction, including as a result of holding options or shares of OrthoLogic common stock. A detailed list of the names, affiliations and interests of the participants in the solicitation will be contained in the proxy statement that will be filed with the SEC.

Statements in this press release or otherwise attributable to OrthoLogic regarding our business that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “potential products,” “believe,” “intend,” and similar expressions are intended to identify such forward-looking statements. Some examples of forward looking statements in this press release include our belief that our human clinical trials will result in the development of marketable products and statements about the size, growth and profitability of the future orthobiologics market and Chrysalin’s potential strength in that market. These forward-looking statements are not guarantees of performance and are inherently subject to risks and uncertainties, some of which cannot be predicted or anticipated.

Many factors could cause actual results to differ from those expressed in the forward-looking statements, including delays in commencing or completing the clinical trials due to lack of available patients or funding; unexpected and unfavorable results from the clinical trials; inability to obtain ultimate approval for marketing of Chrysalin regardless of the results of the clinical trials due to changes in the regulatory schemes; and advances in our competitors’ products. For additional risks associated with the company, please see the “Risk Factors” in the company’s Annual Report on Form 10-K and its regular periodic reports filed with the Securities and Exchange Commission.

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